UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine	001-13349	01-0393663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, On May 19, 2009, the shareholders of Bar Harbor Bankshares (the "Company") approved the "Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 (the "2009 Stock Plan"), pursuant to which certain Stock Awards and Stock Appreciation Rights may be granted to the directors of the Company.

On September 21, 2010 (the "Award Date"), pursuant to the 2009 Stock Plan, the Board of Directors of the Company approved the grant of restricted stock awards (the "Restricted Stock Awards") to all nonemployee directors, in connection with their service to the Company as directors, in an aggregate amount of 2,600 shares of common stock, par value $2.00 per share (the "Restricted Shares"), with each non-employee director receiving an individual award of 200 Restricted Shares. A list of the names of the Company’s non-employee directors receiving a Restricted Stock Award is filed herewith as Exhibit 10.1 to this Form 8-K. The Restricted Shares are fully vested on the Award Date. Joseph M. Murphy, the Company’s President and CEO, did not receive a Restricted Stock Award.

The Restricted Shares will be held in the physical custody of the Company or its designee at all times prior to, in the case any particular Restricted Shares, the date that is three (3) months after the date on which the non-employee director’s cessation of membership on the Company Board of Directors occurs, for any reason (the "Restriction Expiration Date").

Each non-employee director grantee shall be entitled to any dividends with regard to his or her Restricted Shares. The Restricted Stock Awards and the Restricted Shares may not be transferred at any time prior to the Restriction Expiration Date (as to any particular Restricted Share), assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the recipient director and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

Non-employee director Restricted Stock Award grants on the Award Date will be made using the form of Restricted Stock Agreement filed with this Form 8-K as Exhibit 10.2 and incorporated herein by reference (the "Restricted Stock Agreement"). Each non-employee director receiving a Restricted Stock Award on the Award Date will enter into a Restricted Stock Agreement as a condition precedent to the Restricted Stock Award and the issuance of Restricted Shares.

Future awards of restricted stock may be made by the Board of Directors pursuant to the Plan to the non-employee directors of the Company upon substantially the same terms and conditions as those set forth in the Form of Restricted Stock Agreement Filed herewith as Exhibit 10.3 and incorporated herein by reference (the "Form of Restricted Stock Agreement"). No such additional awards have been approved by the Board of Directors as of the date of this report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	List of non Employee Directors receiving Restricted Stock Awards on the Award Date.
10.2	Restricted Stock Agreement.
10.3	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:
Name: Joseph M. Murphy Title: President and Chief Executive Officer

Date: September __, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	List of non Employee Directors receiving Restricted Stock Awards on the Award Date.
10.2	Restricted Stock Agreement.
10.3	Form of Restricted Stock Agreement